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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements (Form S-8 Nos. 333-167047, 333-142070, 333-199453, 333-208964 and 333-209890) pertaining to various stock incentive, purchase and retirement plans of AECOM of our reports dated November 15, 2016, with respect to the consolidated financial statements and schedule of AECOM and to the effectiveness of internal control over financial reporting of AECOM included in this Annual Report (Form 10-K) of AECOM for the year ended September 30, 2016.

/s/ ERNST & YOUNG LLP
Los Angeles, California November 15, 2016

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm